SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            THE ARISTOTLE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      4.    Date Filed:

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

October 2, 2000

Dear Stockholder,

      You are cordially invited to attend the 2000 Annual Meeting of Stockholders of The Aristotle Corporation, a Delaware corporation ("Aristotle"), to be held at 2:00 p.m. on November 9, 2000 at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut (including any adjournment or postponement thereof, the "Annual Meeting").

      At the Annual Meeting, you will be asked (i) to elect three persons to the Board of Directors of Aristotle and (ii) to ratify the selection of Arthur Andersen LLP as Aristotle's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

      It is very important that your shares of Common Stock be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete the accompanying form of proxy and return such form of proxy in the enclosed postage prepaid envelope. If you attend the Annual Meeting, you may revoke the proxy given on such form and vote in person if you wish, even if you have previously returned your form of proxy.

      I look forward to seeing you at the meeting.

                                                Sincerely,


                                            /s/ Paul M. McDonald
                                                Chief Financial Officer and
                                                Secretary

                             YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                            THE ARISTOTLE CORPORATION

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON NOVEMBER 9, 2000

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of the Stockholders of The Aristotle Corporation ("Aristotle") will be held at 2:00 p.m. on Wednesday, November 9, 2000 at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut (including any adjournment or postponement thereof, the "Annual Meeting"), for the following purpose:

            1. To elect three directors for three-year terms and until their successors are duly elected and qualified;

            2. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent accountants of Aristotle for the fiscal year ending June 30, 2001; and

            3. To consider and take action upon any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

      It is not anticipated that any other matter will be brought before the Annual Meeting. If, however, other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

      The Board has fixed the close of business on September 25, 2000 as the record date (the "Record Date") for the determination of the Stockholders entitled to notice of and to vote at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY USING THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID, RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. YOUR PROMPT ATTENTION IS APPRECIATED.

                                            By Order of the Board of Directors,


                                        /s/ Paul M. McDonald
                                            Secretary

New Haven, Connecticut
Dated: October 2, 2000

                            THE ARISTOTLE CORPORATION
                                  27 ELM STEET
                          NEW HAVEN, CONNECTICUT 06510
                                 (203) 867-4090

                                 PROXY STATEMENT

                2000 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                NOVEMBER 9, 2000

                               GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of The Aristotle Corporation ("Aristotle"), a Delaware corporation, of proxies, in the accompanying form, to be used at the 2000 Annual Meeting of Stockholders to be held at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut on November 9, 2000 at 2:00 p.m., and at any adjournments or postponements thereof (the "Annual Meeting").

      Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the three nominees for director named herein and FOR the ratification of the appointment of Arthur Andersen LLP as Aristotle's independent public accountants for the fiscal year ending June 30, 2001 (collectively, the "Proposals"). Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting.

      A Stockholder may revoke his or her proxy at any time prior to its use:
(i) by delivering to the Secretary of Aristotle at or before the Annual Meeting a signed notice of revocation or a later dated signed proxy; or (ii) by attending the Annual Meeting, notifying the Secretary, and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy. All Stockholders who deliver properly executed and dated proxies to Aristotle prior to the date of the Annual Meeting will be deemed present at the Annual Meeting regardless of whether such proxies are marked to direct the proxy holders to vote for or against, or to abstain from voting on, the Proposals, or are not marked to indicate any voting direction. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote.

      The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the Company's aggregate issued and outstanding common stock, par value $.01 per share ("Common Stock"), on the Record Date is necessary to constitute a quorum. The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to approve each proposal, other than the election of directors which requires a plurality of the shares voted affirmatively or negatively at the Annual Meeting. Geneve Corporation, the beneficial owner of 960,096 shares of the Common Stock, is subject to certain voting limitations set forth in Section 5.05 of a Preferred Stock Purchase Agreement, dated October 22, 1997, between the Company and Geneve Corporation, as amended by a letter agreement dated February 9, 2000, and a letter agreement dated April 28, 2000 (as amended, the "Preferred Stock Purchase Agreement"). These voting limitations include the provision that, at any meeting of the holders of the Company's stock, through January 1, 2003 Geneve will exercise its voting rights and privileges of those shares that exceed 30% of the then outstanding voting securities for and against any proposal related to the election of directors or the appointment of auditors in the same percentage as all other voting securities in the Company were voted for and against such proposal in a preliminary vote taken for this purpose at such meeting.

      The Board of Directors has fixed the close of business on September 25, 2000 as the record date (the "Record Date") for the determination of holders of outstanding shares of Common Stock entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 1,886,779 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share of Common Stock, in person or by proxy, on the Proposals.

      The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by Aristotle. In addition, Aristotle will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of Aristotle for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors or officers of Aristotle. No additional compensation will be paid for such solicitation.

      This Proxy Statement and the accompanying proxy are being mailed on or about October 9, 2000 to all Stockholders entitled to notice of and to vote at the Annual Meeting.

      The Annual Report to Stockholders for the fiscal year ended June 30, 2000 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                              ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

      The Amended Bylaws of Aristotle (the "Amended Bylaws") provide that the number of directors shall not be less than seven (7) nor more than fifteen (15), as fixed by the Board of Directors. The Amended and Restated Certificate of Incorporation and the Amended Bylaws provide that the directors be divided into three classes, as equal in number as possible, with terms expiring in successive years. Directors are elected by the stockholders, other than in the case of newly created directorships, in which case a majority of the Directors then in office appoint an individual to fill the newly created directorship. Directors are elected for terms of three years, or, in the case of newly created directorships, for a full term for the class of directors in which the new directorship was created and, in any case, until their successors are elected and qualified. At the Annual Meeting, three directors will each be elected for three-year terms. As of the date of the last annual meeting, there were nine (9) directorships. As of June 30, 2000, there were nine (9) directorships.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

      It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as director of all of the persons named below as nominees, unless contrary instructions are given on the proxy. The Board of Directors believes that all of the nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or becomes unable to accept election, the proxies will be voted for the election of such other person or persons as a majority of the Board of Directors may recommend.

      The following table sets forth the names of the Board of Director's three nominees for election as directors. Also shown is certain other information, some of which has been obtained from Aristotle's records and some of which has been supplied by the nominees and continuing directors, with respect to each nominee's or director's principal occupation or employment during the past five years, his or her age at September 1, 2000, the periods during which he or she has served as a director of Aristotle and the positions currently held with Aristotle.

                                         Director of the    Positions Held with
              Nominees            Age     Company Since         the Company
              --------            ---     -------------         -----------

    Robert Fiscus............     63          1991               Director
    Betsy Henley Cohn........     47          1993               Director
    John C. Warfel...........     48          1994               Director

      Robert L. Fiscus is Vice Chairman and Chief Financial Officer of UIL Holdings Corporation, the publicly-held holding company parent of The United Illuminating Company, an electric utility company, and several smaller non-utility companies. Mr. Fiscus is also Vice Chairman and Chief Financial Officer of The United Illuminating Company, where he previously served as President and Chief Financial Officer. Mr. Fiscus has been employed by The United Illuminating Company since 1972 and also serves as a director of UIL Holdings Corporation and The United Illuminating Company.

      Betsy Henley-Cohn is Chairperson of Birmingham Utilities, Inc., a water utility in Ansonia, Connecticut, and Joseph Cohn & Son, Inc., in New Haven, Connecticut. Ms. Henley-Cohn has been employed by Birmingham Utilities, Inc. since 1993 and by Joseph Cohn & Son, Inc. since 1978. She also serves as a director of UIL Holdings Corporation and The United Illuminating Company and Citizens Bank of Connecticut.

      John C. Warfel has been the Vice President and Chief Financial Officer of FYC International, Inc., a privately held manufacturer of women's apparel since October 1999. Prior to that, Mr. Warfel was the Senior Vice President, Administration and Finance and Chief Financial Officer of Starter Corporation, a leading sports apparel manufacturer. He had been employed by Starter Corporation since 1988.

                                                              Director of the       Positions Held with
         Continuing Directors                       Age        Company Since            the Company
         --------------------                       ---        -------------            -----------

      Directors with terms expiring in 2001:

      John J. Crawford........................      55             1989              Director, President,
                                                                                       Chief Executive
                                                                                     Officer and Chairman
                                                                                         of the Board
      Edward Netter...........................      67             1998                   Director
      Sharon M. Oster.........................      52             1992                   Director

      Directors with terms expiring in 2002:

      Steven B. Lapin.........................      54             1998                   Director
      Daniel J. Miglio........................      60             1990                   Director
      John Lahey..............................      54             1999                   Director

      John J. Crawford has been President and Chief Executive Officer of Aristotle since April 1990 and Chairman of the Board since April 1993. Since July 1994, Mr. Crawford has served Aristotle in a part-time capacity. Mr. Crawford also serves as Chairman of Simulaids, Inc., Aristotle's wholly-owned subsidiary. Mr. Crawford is also the Chief Executive Officer of the Regional Water Authority, a utility located in New Haven, Connecticut. Mr. Crawford is also a member of the Board of Directors of Webster Financial Corporation and American Educational Products, Inc.

      Edward Netter has been Chairman, Chief Executive Officer and a director of Geneve Corporation, a private diversified holding company, for more than five years. Mr. Netter is also Chairman and a director of Independence Holding Company, a holding company engaged principally in the life and health insurance business.

      Sharon M. Oster has been a Professor of Economics at the School of Organization and Management, Yale University since 1982. Ms. Oster is a director of two publicly-held companies, Health Care REIT, a real estate investment company, and TransPro, Inc., a manufacturer of automotive/industrial-related products.

      Steven B. Lapin has been President, Chief Operating Officer and a director of Geneve Corporation, a private diversified holding company, for more than five years. Mr. Lapin is also Vice Chairman and a director of Independence Holding Company, a holding company engaged principally in the life and health insurance business.

      Daniel J. Miglio was formerly Chairman, President and Chief Executive Officer of Southern New England Telecommunications Corporation ("SNET"), a publicly-held telecommunications company. He had been employed by SNET from 1962 through 1998. Mr. Miglio also serves as a director of UIL Holdings Corporation and The United Illuminating Company.

      John Lahey is the President of Quinnipiac University, a private university located in Hamden, Connecticut. Dr. Lahey has been the President for the past 13 years. He also serves on the Board of Trustees of Yale-New Haven Hospital and on the Board of Directors of UIL Holdings Corporation, The United Illuminating Company.

BOARD OF DIRECTORS' COMMITTEES AND NOMINATIONS BY STOCKHOLDERS

      To select nominees for election as directors, the Board of Directors of Aristotle met on August 31, 2000 and made its nominations for the Annual Meeting. Aristotle's Amended Bylaws provide that to be eligible for nomination as a director of Aristotle, a person must be a resident of the State of Connecticut or have been previously a resident for at least three years. The Amended Bylaws further provide that nominations of persons for election to the Board of Directors may be made by the Board of Directors, or by any stockholder entitled to vote for the election of directors at the meeting who provides timely notice in writing to the Secretary of Aristotle and who complies with the requirement to set forth certain information specified in Article III, Section 13 of the Amended Bylaws concerning each person the stockholder proposes to nominate for election and the nominating stockholder. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Aristotle not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders. Public disclosure of the date of the Annual Meeting was made by issuance of a press release on September 27, 2000. No stockholder nominations for directors have been submitted in connection with the Annual Meeting.

      The Board of Directors has appointed a standing Audit Committee, which during the year ended June 30, 2000, conducted three (3) meetings. The members of the Audit Committee were Messrs. Fiscus, Warfel, Lapin and Lahey. The duties of the Audit Committee include reviewing the financial statements of the Company and the scope of the independent annual audit and internal audits. It also reviews the independent accountants' letter to management concerning the effectiveness of the Company's internal financial and accounting controls, and reviews and recommends to the Board of Directors the firm to be engaged as the Company's independent accountants. The Audit Committee may also examine and consider such other matters relating to the financial affairs and operations of the Company as it determines to be appropriate.

      The Board of Directors of Aristotle also has appointed a Human Resources and Stock Option Committee comprised of three directors, which during the fiscal year ended June 30, 2000 conducted no meetings. The Human Resources and Stock Option Committee reviews the salary structure and policies of Aristotle and its subsidiaries, administers Aristotle's 1997 Employee and Director Stock Option Plan (the "1997 Stock Option Plan"), selects the eligible persons to whom stock options or stock appreciation rights will be granted, and prescribes the terms and provisions of each such option or right. The members of the Human Resources and Stock Option Committee during the fiscal year ended June 30, 2000 were Ms. Oster and Messrs. Fiscus and Miglio.

      During the fiscal year ended June 30, 2000, the Board of Directors of Aristotle held eight (8) meetings. During fiscal 2000, none of the directors attended less than 75% of the total number of meetings of the Board of Directors and committees of which they were members.

                            COMPENSATION OF DIRECTORS

      Effective January 1, 1998, directors of Aristotle, other than officers, each receives a retainer of $7,500, payable semi-annually in 50% Common Stock and 50% cash. The Common Stock is payable in six month intervals and is valued based on its average market value during the ten days preceding the payment date. In addition to the retainer, the Chairperson and the members of board committees receive $550 or $500, respectively, for each committee meeting attended. During the fiscal year ended June 30, 2000, Aristotle did not pay the entire amount of the retainer. Accordingly, Aristotle has accrued an aggregate of $144,083 for the payment of such retainers to directors.

      Non-employee directors are eligible to receive grants of stock options under the 1997 Stock Option Plan. The 1997 Stock Option Plan provides for the automatic grant of non-qualified options to non-employee directors of the Company. Each non-employee director, upon first being elected to the Board of Directors, is eligible to receive an option to purchase 2,500 shares, which will vest after completion of one year of service on the Board of Directors. Additionally, the 1997 Stock Option Plan provides for a grant to each non-employee director on the date of his or her reelection (provided that the director has served as a director since his or her initial election) of an option to purchase 1,000 shares, which vests upon completion of one year of service on the Board of Directors. John Lahey and Daniel Miglio were granted options to purchase 2,500 and 1,000 shares, respectively, during fiscal year 2000.

                               EXECUTIVE OFFICERS

      The following table sets forth, as of September 1, 2000, the name of the Company's current executive officer who is not a director, his age, and all positions held with the Company. The executive officer serves at the discretion of the Board of Directors, subject to an Employment Agreement that the Company has entered into with the executive officer.

           Name                  Age              Position With the Company
           ----                  ---              -------------------------

      Paul M. McDonald           47        Chief Financial Officer and Secretary

      The principal occupations of the executive officer for the last five years are set forth below.

      Paul M. McDonald has been the Chief Financial Officer of Aristotle since November 1994. Mr. McDonald has been the Secretary of Aristotle since April 1994. Mr. McDonald also serves as Vice Chairman, Treasurer and Secretary of Simulaids, Inc., Aristotle's wholly-owned subsidiary. In addition, Mr. McDonald served as the Chief Financial Officer and a Director of Strouse since 1989 and as the Secretary of Strouse since September 1995.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information for the periods indicated regarding cash and other compensation paid to, earned by, or awarded to the Company's Chief Executive Officer and certain other executive officers of the Company (collectively, the "Named Officers") whose salary and bonus exceeded $100,000 during the last three fiscal years ended June 30, 2000.

                           Summary Compensation Table

                                                          Annual Compensation        Long Term Compensation
                                                          -------------------        ----------------------
                                                                                     Options      All Other
                                                                                     -------      ---------
      Name and Principal Position               Year     Salary $       Bonus $     Awarded #   Compensation $
      ---------------------------               ----     --------       -------     ---------   --------------
John J. Crawford .......................        2000    $ 80,000(1)    $      0           0       $      0
  President, Chief Executive Officer and        1999     100,000(1)           0      20,000              0
  Chairman of the Board ................        1998      80,000(1)           0      20,000              0

Paul McDonald ..........................        2000    $149,000       $      0      10,000       $  3,324(3)
  Chief Financial Officer and Secretary         1999     149,000         24,213(2)   20,000          2,622(3)
                                                1998     148,529         30,000(2)   10,000          2,019(3)

------------

(1) In fiscal 2000, salary includes $20,000 in shares of Common Stock; in fiscal 1999, salary includes $40,000 in shares of Common Stock; in fiscal 1998, salary includes $32,000 in shares of Common Stock.
(2) In fiscal 1999, the Company paid Mr. McDonald a $24,213 performance bonus for meeting management objectives. In fiscal 1998, the Company paid Mr. McDonald a bonus in recognition of certain additional services rendered to the Company.
(3) Other compensation for Mr. McDonald is comprised of the following: in fiscal 2000, $176 paid for term life insurance premiums and $3,148 paid as a contribution pursuant to the SEP Plan for Mr. McDonald; in fiscal 1999, $373 paid for term life insurance premiums and $2,249 paid as a contribution pursuant to the SEP Plan for Mr. McDonald; in fiscal 1998, $278 paid for term life insurance premiums and $1,741 paid as a matching contribution pursuant to the Strouse 401K Plan for Mr. McDonald.

                        Option Grants in Last Fiscal Year

      The following table sets forth information regarding each stock option granted to a Named Officer during the fiscal year ended June 30, 2000.

                     Number of        % of Total Options
                     Securities           Awarded to         Exercise
                     Underlying       Employees in Fiscal     Prices
     Name        Options Granted(1)        Year 2000        ($/share)    Expiration Date
     ----        ------------------        ---------        ---------    ---------------
Paul McDonald         5,000(2)                50%             $5.000     January 13, 2010
Paul McDonald         5,000(3)                50%             $5.000     January 13, 2010

---------

(1)   All stock options were granted under the 1997 Stock Option Plan.
(2) The options granted to the named executive officer are non-qualified stock options and may be exercised after January 13, 2001.
(3) The options granted to the named executive officer are non-qualified stock options and may be exercised after January 13, 2002.

                 Aggregate Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

      The following table sets forth certain information regarding unexercised stock options held as of June 30, 2000, by the Named Officers. No stock options were exercised by the Named Officers during the fiscal year ended June 30, 2000.

                                             Number of Securities           Value of Unexercised
                                            Underlying Unexercised          In-the-Money Options
                                         Options at June 30, 2000 (#)      at June 30, 2000 ($)(1)
                                         ----------------------------      -----------------------
         Name                          Exercisable      Unexercisable    Exercisable     Unexercisable
         ----                          -----------      -------------    -----------     -------------
John J. Crawford...............           62,500            10,000         $29,500(2)        $    0(3)
Paul McDonald..................           34,139            10,000          13,258(4)        $7,500(5)

-----------------
(1) The value of unexercised, "in-the-money" options at June 30, 2000 is the difference between (a) the closing price of Common Stock on June 30, 2000 as reported by NASDAQ ($5.75) - the assumed fair market value - and (b) the per share option exercise price, multiplied by the number of shares of Common Stock underlying such options.
(2) Mr. Crawford holds exercisable options to purchase 12,500 shares of Common Stock that have an exercise price of $10.00 per option and exercisable options to purchase 10,000 shares of Common Stock that have an exercise price of $5.875 per option, each of which is greater than the fair market value of the Common Stock as of June 30, 2000 ($5.75). Such options are not "in-the-money" and their value, therefore, is zero. The exercise price of Mr. Crawford's remaining 40,000 exercisable options averages $5.0125.
(3) Mr. Crawford holds unexercisable options to purchase 10,000 shares of Common Stock that have an exercise price of $5.875 per option which is greater than the fair market value of Common Stock as of June 30, 2000 ($5.75). Such options are not "in-the-money" and their value, therefore is zero.
(4) Mr. McDonald holds exercisable options to purchase 20,000 shares of Common Stock that have an exercise price of $5.875 per option which is greater than the fair market value of the Common Stock as of June 30, 2000 ($5.75). Such options are not "in-the-money" and their value, therefore, is zero. The exercise price of Mr. McDonald's remaining 14,139 exercisable options averages $4.81.
(5) Mr. McDonald holds unexercisable options to purchase 10,000 shares of Common Stock that have an exercise price of $5.00 per option.

                              EMPLOYMENT AGREEMENTS

      The Company entered into an Employment Agreement with Mr. McDonald on December 1, 1998 for the term expiring November 30, 2000.

              STOCK OWNED BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of September 1, 2000, certain information regarding beneficial ownership of the Common Stock by: (i) each person who is known to Aristotle to own beneficially more than 5% of the outstanding shares of Common Stock (ii) each director of Aristotle; (iii) each executive officer of Aristotle who is a Named Officer; and (iv) all executive officers and directors of Aristotle as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power with respect to their shares and the address for each such person is The Aristotle Corporation, 27 Elm Street, New Haven, Connecticut. In preparing the following table, Aristotle has relied on information furnished by such persons.

                                           Number of Shares
  5% Stockholders, Directors                of CommonStock              Voting
    and Executive Officers               Beneficially Owned(1)         Power(2)
    ----------------------               ---------------------         --------

5% Stockholders:
Geneve Corporation(3) ...........              960,096                  50.89%

Directors:
  John J. Crawford ..............              113,329(4)                5.81%
  Robert L. Fiscus ..............               13,013(5)                   *
  Betsy Henley-Cohn .............               29,053(6)                1.54%
  John Lahey ....................                1,000(7)                   *
  Steven B. Lapin ...............                    0(8)                   *
  Daniel J. Miglio ..............               18,813(9)                   *
  Edward Netter .................                    0(10)                  *
  Sharon M. Oster ...............               48,533(11)               2.57%
  John C. Warfel ................               10,106(12)                  *

Named Officers (excluding........
Mr. Crawford)
  Paul McDonald .................               34,139(13)               1.78%

All Executive Officers and
Directors as a group (10 persons)              267,986                  13.38%

----------
*     Less than 1%

(1) Includes as part of the total number of issued and outstanding shares of Common Stock those stock options which are currently exercisable by the individual whose share ownership percentage is being calculated, in accordance with the applicable securities regulations.
(2) Percentages are calculated based on the total number of shares of Common Stock (on a fully converted basis) outstanding. Includes as part of the total number of issued and outstanding shares of Common Stock those stock options which are currently exercisable by the individual whose share ownership percentage is being calculated, in accordance with the applicable securities regulations.
(3) Geneve Corporation's address is 96 Cummings Point Road, Stamford, Connecticut. Director Steven B. Lapin is the President and Chief Operating Officer of Geneve Corporation and Director Edward Netter is the Chairman and Chief Executive Officer of Geneve Corporation.
(4) Includes 46,199 shares held by Mr. Crawford directly; 4,580 shares held in his wife's name; 50 shares held in the name of his daughter; and stock options, which are currently exercisable, to purchase 62,500 shares.
(5) Includes 8,676 shares held by Mr. Fiscus directly and 400 shares held jointly with his wife; and stock options, which are currently exercisable, to purchase 3,937 shares.
(6) Includes 8,255 shares held by Ms. Henley-Cohn directly; 11,840 shares held in trusts in which Mrs. Henley-Cohn has the power to vote the shares; 5,500 shares held equally by Ms. Henley-Cohn's son and daughter; and stock options, which are currently exercisable, to purchase 3,458 shares.
(7)   Includes 1,000 shares held by Mr. Lahey directly.
(8) Does not include any shares owned by Geneve Corporation. Mr. Lapin is the President and Chief Operating Officer of Geneve Corporation.
(9) Includes 14,876 shares held by Mr. Miglio directly; and stock options, which are currently exercisable, to purchase 3,937 shares.
(10) Does not include any shares owned by Geneve Corporation. Mr. Netter is the Chairman and Chief Executive Officer of Geneve Corporation.
(11) Includes 11,696 shares held by Ms. Oster directly and 31,900 held by Ms. Oster's husband; and stock options, which are currently exercisable, to purchase 4,937 shares. Ms. Oster declines control over shares owned by her husband.
(12) Includes 7,127 shares held by Mr. Warfel directly; and stock options, which are currently exercisable, to purchase 2,979 shares.
(13) Includes Mr. McDonald stock options, which are currently exercisable, to purchase 34,139 shares.

                              CERTAIN TRANSACTIONS

      On February 9, 2000, the Company entered into a letter agreement (the "February Letter Agreement") with Geneve Corporation ("Geneve"), the holder of the largest number of shares of Common Stock of the Company, which amended the Preferred Stock Purchase Agreement. Pursuant to the terms of the February Letter Agreement, Geneve elected to convert 545,940 shares of Series E, F, G and H Preferred Stock, with an aggregate value of $2,818,090, into 583,813 shares of Common Stock and a promissory note (the "Promissory Note") issued by the Company in the amount of $330,000 due December 31, 2001 and bearing interest at the rate of 8%. The Preferred Stock Purchase Agreement was modified primarily to state that voting restrictions would lapse with respect to the election of Directors and the appointment of auditors on December 31, 2001.

      On April 28, 2000, the Company entered into a letter agreement (the "April Letter Agreement") with Geneve which further amended the Preferred Stock Purchase Agreement. Pursuant to the terms of the April Letter Agreement, the Company confirmed that its Board of Directors had consented to the purchase by Geneve of shares of the Company's Common Stock and shares of the Company's Series F

Preferred Stock, Series G Preferred Stock, and Series H Preferred Stock (collectively, with the shares of Common Stock, the "Common Stock Equivalents"), provided that:

      1. The number of Common Stock Equivalents owned of record and beneficially by Geneve shall not, without the prior consent of the Board of Directors of the Company, exceed 51% of the total issued and outstanding shares of Common Stock Equivalents;

      2. In effectuating any purchase of Common Stock Equivalents, Geneve shall not, directly or indirectly, adversely affect the Company's right to utilize any net operating loss carryforwards; and

      3. The voting limitations set forth in Section 5.05 of the referenced Preferred Stock Purchase Agreement, are extended from January 1, 2002, to January 1, 2003.

      During April and May 2000, Geneve elected to convert 9,456 shares of Series F, G and H Preferred Stock, with an aggregate value of $94,560, into 15,759 shares of Common Stock.

      On June 16, 2000, the Company entered into another letter agreement (the "June Letter Agreement") with Geneve pursuant to which the Company issued to Geneve 56,100 newly issued shares of the Company's Common Stock representing payment in full of the balance of the Promissory Note. These shares are deemed to be Common Stock Equivalents as set forth in the April Letter Agreement. The Company has agreed that these shares will have the same rights to registration and be included in the Registration Rights Agreement between the Company and Geneve dated October 27, 1997.

      In addition, during the fiscal year ended June 30, 2000, Geneve acquired the following shares of the Company:

            1/13/00          2,851      Preferred Shares from Paul McDonald
            6/15/00          2,806         Common Shares from Paul McDonald
            6/21/00            452         Common Shares from Paul McDonald

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Aristotle's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") and any national securities exchange on which Aristotle's securities are registered initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock or other equity securities of Aristotle. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish Aristotle with copies of all Section 16(a) forms they file. To Aristotle's knowledge, based solely on a review of the copies of such reports furnished to Aristotle, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were complied with for the fiscal year ended June 30, 2000.

THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF THE COMMON STOCK AT THE ANNUAL MEETING IS REQUIRED TO ELECT THE NOMINEES FOR DIRECTOR. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                                  (PROPOSAL 2)

      On August 31, 2000 the Board of Directors re-appointed Arthur Andersen LLP ("Arthur Andersen") to serve as independent accountants for Aristotle for the fiscal year ending June 30, 2001. The Board proposes that the Stockholders ratify this appointment, although such ratification is not required under Delaware law or Aristotle's Amended and Restated Certificate of Incorporation or Amended Bylaws. Arthur Andersen audited Aristotle's financial statements for the fiscal year ended June 30, 2000. Aristotle expects that representatives of Arthur Andersen will be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      In the event that ratification of Arthur Andersen as the independent public accountants for Aristotle is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

      Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen, independent certified public accountants, to audit the books and accounts of Aristotle for the fiscal year ending June 30, 2001.

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE HOLDERS OF THE COMMON STOCK AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE APPOINTMENT OF THE ACCOUNTANTS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN AS INDEPENDENT ACCOUNTANTS.

                     DEADLINE FOR SUBMISSION OF STOCKHOLDER
                        PROPOSALS TO BE PRESENTED AT 2000
                         ANNUAL MEETING OF STOCKHOLDERS

      Any proposal intended to be presented by any stockholder for action at the 2000 Annual Meeting of Stockholders of Aristotle must be received by the Secretary of Aristotle at 27 Elm Street, New Haven, Connecticut 06510, not later than June 3, 2001, in order for the proposal to be considered for inclusion in the proxy statement and proxy relating to the 2001 Annual Meeting. In addition, Aristotle's Amended Bylaws require that notice of stockholder proposals and nominations for director be delivered to the Secretary of Aristotle not less than thirty (30) days nor more than ninety (90) days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than forty-five (45) days prior to the date of such meeting, in which event stockholders may deliver such notice not later than the fifteenth
(15th) day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require Aristotle to include in its proxy statement and proxy relating to the 2001 Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors of Aristotle does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in their discretion.

                                              By Order of the Board of Directors


                                          /s/ Paul M. McDonald
                                              Chief Financial Officer and
                                              Secretary

October 2, 2000